                                                                    EXHIBIT 10.1


                      Plan and Agreement of Reorganization
                                 by and between
                         Team Labs Systems Group, Inc.,
                             Team Labs Corporation,
                             Team Labs Systems, Inc.
                 and the Shareholders of Team Labs Systems, Inc.



         THIS PLAN AND AGREEMENT OF REORGANIZATION (hereinafter referred to as the "Agreement") is entered into as of this 1st day of October, by and between TEAM LABS SYSTEMS GROUP, INC. (hereinafter referred to as "TEAM"), TEAM LABS CORPORATION (hereinafter referred to as "TLC") TEAM LABS SYSTEMS, INC., a Nevada corporation (hereinafter referred to as "SYSTEMS") and the shareholders of SYSTEMS, (hereinafter individually and collectively referred to as "Shareholder").

                                   WITNESSETH

     WHEREAS, TEAM is a Delaware corporation with authorized capital stock of 75,000,000 shares of $.0001 par value Common Stock of which 10,499,032 shares of Common Stock were issued and outstanding as of August 31, 2000 (hereinafter "TEAM Shares");

     WHEREAS, TEAM currently had pending an offering pursuant to Regulation D under the Securities Act of 1933, as amended, which contemplates the sale and issuance of not to exceed 4,000,000 Shares for an aggregate consideration of $725,000;

     WHEREAS, TEAM currently intends to effectuate a one (1) share for 50 shares reverse stock split of its common stock to its shareholders of record, to be effective as of October 10, 2000;

     WHEREAS, TLC is a Colorado corporation with authorized capital stock of 20,000,000 shares of $1.00 par value Common Stock and 1,000,000 shares of preferred stock, without par value, of which 4,377,618 shares of common stock were issued and outstanding as of August 31, 2000;

     WHEREAS, TEAM desires to purchase from Shareholder 1,000,000 shares of the issued and outstanding shares of SYSTEMS owned by Shareholder in exchange solely for 4,000,000 shares of TEAM's common stock ("Stock"); and

     WHEREAS, it is the intention of Shareholder to exchange the SYSTEMS Shares held by it for Stock of TEAM, on the terms and conditions set forth herein; and

     WHEREAS, it is the intention of SYSTEMS, TEAM and Shareholder that the transactions contemplated hereby constitute a tax-free "reorganization" as defined in the Internal Revenue Code of 1986, as amended, and that all the terms and provisions of this Agreement be interpreted, construed and enforced to effectuate this intent.

     NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

                                    Article I

                                    EXCHANGE

     1.1 Exchange of Stock of TEAM. At the Closing Date (as defined in Article VII hereof), in accordance with the provisions of this Agreement and applicable law, Shareholder shall transfer and TEAM shall acquire all of the SYSTEMS' Shares owned by Shareholder.

                                   Article II

                                  CONSIDERATION


     2.1 Exchange. Shareholder and TEAM agree that all of the SYSTEMS' Shares owned by Shareholder shall be exchanged with TEAM for 4,000,000 shares of Common Stock. Such Stock shall be issued in certificates of such denominations, amounts and names as may be requested by Shareholder.

     2.2 Investment Intent. Shareholder represents and warrants that it is acquiring said shares for investment purposes only and not with a view towards resale or redistribution in violation of state and federal securities laws. Shareholder agrees to deliver to TEAM at the closing, or upon request, a letter setting forth an agreement that said shares are being acquired for investment purposes only and will not be sold except in compliance with the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

     2.3 Delivery. At said closing, Shareholder shall deliver certificates for the shares of SYSTEMS, duly endorsed in negotiable form, with signatures guaranteed, free and clear from all claims and encumbrances.


                                   Article III

                     REPRESENTATIONS AND WARRANTIES OF TEAM

     TEAM represents and warrants to Shareholder as follows:

     3.1 Organization. TEAM is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     3.2 Capitalization. As of the date hereof, the authorized capital stock of TEAM consists of 75,000,000 shares of $.0001 par value common stock, of which 10,499,032 are issued and outstanding. All said shares are validly issued, fully paid and non-assessable. As of the closing date, the authorized capital stock of TEAM shall consistent of 75,000,000 shares of $.0001 par value common stock, of which approximately 209,981 shares shall be issued and outstanding, prior to the sale and issuance of 4,000,000 shares pursuant to the Rule 504 offering under Regulation D under the exemptions from registration pursuant to the Securities Act of 1933, as amended. Giving effect to the reverse stock split and the sale and issuance aforesaid, the authorized capital stock of TEAM shall consist of not to exceed 4,209,981 shares.

     3.3 Financial Statements. TEAM has furnished to Shareholder audited financial statements as of August 31, 2000. Said financial statements contain the balance sheet of TEAM. All of said financial statements, (i) are in accordance with TEAM's books and records, (ii) present fairly and financial position of TEAM as of such dates, and its results of operations



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and changes in financial position for the respective periods indicated, (iii)
have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     3.4 Changes in Financial Condition. Except as it relates to the transactions contemplated by this Agreement, from the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of TEAM from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

     3.5 Authorization. TEAM has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of TEAM. Other than approval by the Board of Directors and/or shareholders of TEAM, no proceedings are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of TEAM enforceable in accordance with its terms.

     3.6 Effect of Agreement. The execution and delivery by TEAM of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of TEAM, or any material agreement or instrument to which TEAM is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of TEAM.

     3.7 Minutes Book. The records of meetings and other corporate actions of TEAM (including any committees of the Board) which are contained in the Minute books of TEAM contain complete and accurate records of the matters reflected in such minutes.

     3.8 Litigation; Claims. TEAM is not a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against TEAM or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of TEAM or the ability of TEAM to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     3.9 Taxes and Reports. At the Closing Date, TEAM (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has either paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as


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liabilities on its books, all taxes that have accrued for any period to and including the Closing Date.

     3.10 Compliance with Laws and Regulations. To the best of TEAM's knowledge TEAM has complied with, and are not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of TEAM's businesses.

     3.11 Finders. TEAM is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     3.12 Nature of Representations. TEAM has taken reasonable care to ensure that all disclosures and facts are true and accurate, and that there are no other material facts, the omission of which would make misleading any statement herein. Further, to the best of TEAM's knowledge, no representation, warranty or agreement made by TEAM in this agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

                                   Article IV

         REPRESENTATIONS AND WARRANTIES OF SYSTEMS, TLC AND SHAREHOLDER

     SYSTEMS, TLC and Shareholder, and each of them, represent and warrant to TEAM as follows:

     4.1 Organization. TLC is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Colorado has the corporate power and authority to own or lease its properties and to carry on business as now being conducted. SYSTEMS is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Nevada has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     4.2 Capitalization. The authorized capital stock of TLC consists of two classes of shares of stock, the total number of shares authorized is 20,000,000 shares of $1.00 par value Common Stock of which 4,377,618 are presently issued and outstanding and 1,000,000 shares of preferred stock of which have not been issued. Except for options to acquire not to exceed 165,567 shares of Common Stock, there are no outstanding options, warrants, rights, commitments or agreements of any kind relating to the issuance of any shares or other equity or convertible security of TLC to any person. Except for options to acquire not to exceed 165,567 shares of Common Stock, none of the shares of TLC is reserved for any purpose. TLC is not subject to any obligation (contingent or otherwise), nor does it have any option to repurchase or otherwise acquire or retire any shares, except as may be set forth in that certain Stock Investment Agreement with Conditional Promissory Note of July 13, 2000. The authorized capital stock of SYSTEMS consists of one class of common stock, the total number of shares authorized is


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100,000,000 shares of $.01 par value common stock of which 1,000,000 are presently issued and outstanding. All said shares are validly issued, fully paid and non-assessable. There are no outstanding options, warrants, rights, commitments or agreements of any kind relating to the issuance of any shares or other equity or convertible security of SYSTEMS to any person.

     4.3 Authority. TLC and SYSTEMS have the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors and/or shareholders of Shareholder, no proceedings on the part of Shareholder and SYSTEMS are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of SYSTEMS, TLC and Shareholder enforceable in accordance with its terms.

     4.4 Financial Statements. Shareholder and SYSTEMS have furnished to TEAM unaudited financial statements as of August 31, 2000 (the "Financial Statements). Said Financial Statements contain the balance sheet of TLC. All of said Financial Statements, (i) are in accordance with SYSTEMS' or TLC's books and records, (ii) present fairly and financial position of SYSTEMS or Shareholder as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     4.5 Changes in Financial Condition. From the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of SYSTEMS or TLC from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

     4.6 Title to Assets. SYSTEMS and TLC has and on the Closing date will have good record and marketable title to all its assets. Such assets are subject to no mortgage, pledge, lien, conditional sales agreement, lease, encumbrance or charge whatsoever.

     4.7 All Patent/License Rights. To the best of its knowledge, TLC owns or possesses the requisite licenses or other rights to use all licenses, patents, trademarks, service marks, service names and trade names presently used. There is no claim or action by any person, or proceeding pending, or threatened which challenges the exclusive rights of TLC with respect to said rights used, or contemplated to be used, in TLC's business. Nothing herein contained have or shall be deemed to constitute a representation or warranty that such licenses, patents, trademarks, or trade names may not be utilized or challenged in the future, and that they will be upheld if challenged.

     4.8 Contracts/Other Rights. Prior to the closing, SYSTEMS and TLC will furnish TEAM with a true and complete list and description of all material contracts and licenses entered into by TLC (the "Contracts"), including any contracts, licenses by and between SYSTEMS, TLC and Shareholder, between them and with others. Each of the agreements, contract, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms. TLC is



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not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of TLC, contains any contractual requirement with which there is a likelihood TLC will be unable to comply.

     4.9 Competition. Except as set forth in the Contracts described in 4.8 above, neither SYSTEMS and TLC, or either, nor any officer or director or shareholder of TLC has any material direct or indirect financial or economic interest in any related industry entity or in any competition or customer of TLC.

     4.10 Effect of Agreement. The execution and delivery by SYSTEMS, TLC and Shareholder of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of SYSTEMS and TLC, or any material agreement or instrument to which SYSTEMS or TLC or Shareholder is give to rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of TLC.

     4.11 Personal Property. All of the property, assets and equipment owned by or used by TLC is in good repair, well maintained, and in good and satisfactory operating condition consistent with their age, free from any known defects, except such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations and such property, assets, and equipment which is owned by TLC is valued on the Financial Statements at original purchase price less reasonable depreciation consistently applied in accordance with generally accepted accounting principles.

     4.12 Minutes Book. The records of meetings and other corporate actions of SYSTEMS and the Board of Directors (including any committees of the Board) of SYSTEMS and TLC which are contained in the Minute books of SYSTEMS and TLC contain complete and accurate records of the matters reflected in such minutes.

     4.13 Litigation; Claims. Neither SYSTEMS nor TLC is a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against TLC or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of TLC or the ability of TLC to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.14 Taxes and Reports. At the Closing Date, SYSTEMS and TLC (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has either paid



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in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date. No state of facts exists or has existed which would constitute grounds for the assessment of any taxes with respect to the periods which have not been audited by the Internal Revenue Service or any other taxing authority. There are no outstanding tax elections, or agreements or waivers extending the statutory period of limitation, applicable to any federal or state return for taxes of SYSTEMS and TLC for any period.

     4.15 Personnel. Included in the corporate records described, in part, in 4.12, is a true and correct list of all directors, officers and employees of SYSTEMS and TLC. There are no bonuses, commissions or other compensation of any kind due to, or expected by, present or former employees, except regular compensation for the current payroll period; TLC is not aware that any officer or employee has any intention to terminate his or her employment with SYSTEMS and TLC; and SYSTEMS and TLC is not a party to or bound by any employment agreement, or collective bargaining or other labor agreement.

     4.16 Compliance with Laws and Regulations. To the best of their knowledge, SYSTEMS and TLC have complied with, and are not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of TLC's businesses, which violation might have a material adverse effect on the business, financial condition or earnings of SYSTEMS and TLC.

     4.17 Finders. SYSTEMS and TLC, and each of them, are not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     4.18 Leases. Prior to the closing, SYSTEMS and TLC will furnish TEAM with true and complete list and description of all leases of real property and equipment by and between TLC and the lessees. Each of said leases are valid and enforceable in accordance with its terms.

     4.19 Nature of Representation. SYSTEMS and TLC have taken reasonable care to ensure that all disclosures and facts are true and accurate and that there are no other material facts, the omission of which would make misleading any statement herein. Further, no representation, warranty or agreement made by TLC and SYSTEMS in this Agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

                                    Article V

                              ACCESS TO INFORMATION

     5.1 Access to Information. SYSTEMS and TLC shall afford representatives of TEAM reasonable access to officers, personnel, and professional representatives of SYSTEMS and TLC and such of the financial,



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contractual and corporate records of SYSTEMS and TLC as shall be reasonably necessary for TEAM's investigations and appraisal of SYSTEMS and TLC.

     5.2 Effect of Investigations. Any such investigation by TEAM of SYSTEMS and TLC shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of TLC.

                                   Article VI

                        CONDITIONS TO OBLIGATIONS OF TEAM

     The obligations of TEAM under this Agreement are, at the option of TEAM, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     6.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by SYSTEMS and TLC at or before the Closing Date shall have been duly complied with and performed.

     6.2 Accuracy of Representations and Warranties; Other, Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     6.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon SYSTEMS and TLC, or any of the officers or directors thereof, because of this consummation of the transactions contemplated by this Agreement.

                                   Article VII

                    CONDITIONS TO OBLIGATIONS OF SHAREHOLDER

     The obligations of Shareholder under this Agreement are, at the option of Shareholder, subject to the satisfaction,, at and prior to the Closing Date, of the following conditions:

     7.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by TEAM at or before the Closing Date shall have been duly complied with and performed.

     7.2 Accuracy of Representations and Warranties; Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     7.3 No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon TEAM, or any of the officers or directors thereof, because of the consummation of the transactions contemplated by this Agreement.


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                                   Article VII

                                     CLOSING

     8.1 Closing Date. The consummation of the exchange shall take place on October 11, 2000, 1:45 p.m., at the offices of SYSTEMS, 1900 Avenue of the Stars, Suite 1635, Los Angeles, California 90067, or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

     8.2 Actions to be Taken by Parties on the Closing Date. On the Closing Date, each party shall deliver to the other all documents or agreements provided or herein to be delivered on the Closing Date.

     8.3 Other. Between the date hereof and the Closing Date, SYSTEMS and Shareholder will take no actions, other than those reasonably required to consummate a closing, without the prior written consent of TEAM.

                                   Article IX

                         INDEMNIFICATION AND ARBITRATION

     9.1 Indemnification. Each of the parties agree to indemnify and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate, exhibit or other document furnished, or to be furnished under this Agreement.

     9.2 Claims of Indemnification. Any claim for indemnification pursuant to this Agreement, unless otherwise received by means of direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

                                   Article X

                              PAYMENT OF EXPENSES

     10.1 Expenses. Each party shall bear its own expenses relating to this transaction.

                                   Article XI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     11.1 Survival. All statements contained in the Schedules, any Exhibit or other instrument delivered by or on behalf of the parties hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.



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                                   Article XII

                                     General

     12.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable" the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     12.2 Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     12.3 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.

                           To:  TEAM LABS SYSTEMS GROUP, INC.
                                6380 Wilshire Boulevard
                                Suite 907
                                Los Angeles, CA 90048

                           To:  TEAM LABS CORPORATION
                                6859 North Foothills Highway
                                Building D200
                                Boulder, CO 80302

                           To:  TEAM LABS SYSTEMS, INC.
                                1900 Avenue of the Stars
                                Suite 1635
                                Los Angeles, CA 90067

                           To:  Shareholder
                                (addresses listed in shareholders register)

     Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 12.3.

     12.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     12.5 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.


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     12.6 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     12.7 Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     12.8 Construction. Headings at the beginning of each paragraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

     12.10 Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in California.

Dated: October 1, 2000             TEAM LABS CORPORATION



                                   By:
                                       --------------------------------
                                       John Staarmann
                                       President


Dated: October 1, 2000             TEAM LABS SYSTEMS GROUP, INC.



                                   By:
                                       --------------------------------
                                        Roy Rayo
                                        Director, duly authorized




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

                                   TEAM LABS SYSTEMS, INC.


Dated: October 1, 2000             By:
                                       --------------------------------
                                        Claudine O. Montenegro
                                        Secretary, duly authorized


Dated: October 1, 2000             SHAREHOLDERS


                                   By:
                                       --------------------------------
                                        Claudine O. Montenegro
                                        duly authorized




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